Exhibit 10.37F

FOURTH AMENDMENT TO THE

LOAN ARRANGEMENT AND REIMBURSEMENT AGREEMENT

FOURTH AMENDMENT, dated as of March 1, 2013 (this “Amendment”), to the Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (as amended by the First Amendment to the Loan Arrangement and Reimbursement Agreement dated as of June 15, 2011, the Limited Waiver dated as of February 22, 2012, the Second Amendment to the Loan Arrangement and Reimbursement Agreement dated as of June 20, 2012, the Second Limited Waiver to the Loan Arrangement and Reimbursement Agreement dated as of September 24, 2012, the Third Amendment to the Loan Reimbursement Agreement dated December 20, 2012 and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Arrangement Agreement”), between Tesla Motors, Inc. (the “Borrower”) and the United States Department of Energy (“DOE”). Unless otherwise defined herein, terms defined in the Arrangement Agreement and used herein shall have the meanings given to them in the Arrangement Agreement.

WHEREAS, the Borrower has requested that DOE agree to certain amendments to the Arrangement Agreement, and DOE is willing to agree to such amendments on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date (as defined below), the Arrangement Agreement is hereby amended as follows:

(a) Section 3.3(b)(i) to the Arrangement Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Note P shall (A) be stated to mature on the Note P Stated Maturity Date and provide that each Advance under Note P amortizes in quarterly installments with the amount of each installment calculated as if such Note were amortizing in twenty-eight (28) equal consecutive quarterly installments of principal (each, a “Note P Installment”) payable on each Quarterly Payment Date, commencing on December 15, 2012, with the balance due in full on the Note P Stated Maturity Date, and (B) provide for the payment of interest in accordance with Section 3.5 and the Funding Agreements.”

(b) Section 3.3(b)(ii) to the Arrangement Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) Note S shall (A) be stated to mature on the Note S Stated Maturity Date and provide that each Advance under Note S amortizes in quarterly installments with the amount of each installment calculated as if such Note were amortizing in forty (40) equal consecutive quarterly installments of principal (each, a “Note S Installment”) payable on each Quarterly Payment Date, commencing on December 15, 2012, with the balance due in full on the Note S Stated Maturity Date, and (B) provide for the payment of interest in accordance with Section 3.5 and the Funding Agreements.”

(c) Section 3.3 to the Arrangement Agreement is hereby amended by adding a new subsection (c) to read as follows:

“(c) The Borrower shall enter into such amendments to the Notes as FFB may require to reflect the amendments to Section 3.3(b) made pursuant to that certain Fourth Amendment to this Agreement, and shall deliver to FFB such other documents as FFB may require in connection therewith. Unless and until the Notes are so amended, the Borrower's obligations under Sections 3.3(a) and (b) to make payment of principal in full on the Note P Stated Maturity Date and the Note S Stated Maturity Date shall be treated under the Notes as a mandatory prepayment and shall be subject to the terms and conditions of the Notes in respect thereof.”

(d) Section 3.6(a)(ii) to the Arrangement Agreement is hereby amended by adding at the beginning “except as otherwise provided in Section 3.6(c)(ix)(C).”

(e) Section 3.6(c) to the Arrangement Agreement is hereby amended by (x) adding new subsections (v) and (vi) to read as follows and (y) renumbering existing subsections (v), (vi) and (vii) and all cross-references to such subsections in any of the Loan Documents accordingly:

“(v) Excess Cash Flow. After the end of each fiscal quarter occurring in the Fiscal Years ending December 31, 2015, December 31, 2016 and December 31, 2017, if there shall be Excess Cash Flow for such fiscal quarter, the Borrower shall, concurrently with the delivery of quarterly Financial Statements pursuant to Section 8.1(b) for such fiscal quarter, deliver to DOE and FFB (x) a Prepayment Election Notice, specifying that it elects to prepay the Advances under the Notes in a principal amount that results in a Prepayment Price equal to the Applicable ECF Percentage of the Excess Cash Flow for such fiscal quarter in accordance with Sections 3.6(c)(viii) and (ix)(C), and (y) a certificate executed by a Responsible Officer of the Borrower setting forth in reasonable detail the amount of, and the calculation required for determining the amount of, Excess Cash Flow for such fiscal quarter, and shall make such prepayment within five (5) Business Days after the delivery of such Prepayment Election Notice. If the Excess Cash Flow for any Fiscal Year referred to in the preceding sentence as reflected in the audited consolidated Financial Statements of the Borrower delivered pursuant to Section 8.1(c) is greater than the aggregate amount of Excess Cash Flow for the four fiscal quarters of such year as reflected in the quarterly Financial Statements of the Borrower delivered pursuant to Section 8.1(b), the Borrower shall, concurrently with the delivery of such audited consolidated Financial Statements, deliver to DOE and FFB (x) a Prepayment Election Notice, specifying that it elects to prepay the Advances under the Notes in a principal amount that results in a Prepayment Price equal to the Applicable ECF Percentage of the difference in accordance with Sections 3.6(c)(viii) and (ix)(C), and (y) a certificate executed by a Responsible Officer of the Borrower setting forth in reasonable detail the amount of, and the calculation required for determining the amount of, Excess Cash Flow for such Fiscal Year and such difference, and shall make such prepayment within five (5) Business Days after the delivery of such Prepayment Election

Notice. If there is no Excess Cash Flow for any fiscal period referred to in this Section 3.6(c)(v), the Borrower shall, concurrently with the delivery of the Financial Statements for such fiscal period pursuant to Section 8.1(b) or (c), as applicable, deliver to DOE and FFB a certificate executed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation required for determining that there is no Excess Cash Flow for such fiscal period.

(vi) Fourth Amendment Prepayment. At least five (5) Business Days prior to the Intended Prepayment Date, the Borrower shall deliver to DOE and FFB a Prepayment Election Notice, specifying that it elects to prepay the Advances under the Notes in a principal amount that results in a Prepayment Price equal to $4,523,366.91 in accordance with Sections 3.6(c)(viii) and (ix)(C), and shall make such prepayment on or before June 15, 2013.”

(f) Section 3.6(c)(vii) to the Arrangement Agreement, in addition to being renumbered as Section 3.6 (c)(ix) as provided above, is hereby amended by adding a new clause (C) to read as follows:

“(C) In the case of any mandatory prepayment made pursuant to Section 3.6(c)(v) or 3.6(c)(vi), (w) such prepayment shall be allocated among any of the outstanding Advances selected by DOE in its sole discretion, (x) the Portion (as defined in the applicable Note) of each such Advance being prepaid shall be deemed to be the amount of principal for which the Prepayment Price calculated in accordance with the terms of the applicable Note shall equal the amount allocated to such Advance under clause (w) of this paragraph, (y) such prepayment of the Portion of each such Advance shall be applied to the remaining scheduled Note Installments, in the inverse order of maturity, of such Advance, in accordance with the terms of the applicable Note, and (z) such prepayment shall be accompanied by payment of accrued and unpaid interest on the Portion of each such Advance being prepaid.”

(g) Section 9.16(b) to the Arrangement Agreement is hereby amended by adding the following to the end thereof:

“(any capital or other expenditure relating to new product development that is expected to involve an aggregate spend on a cumulative basis through completion of the development of the new product of $100 million or more being deemed (without limitation) to be a material modification of the Business Plan).”

(h) Annex A to the Arrangement Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“‘Applicable ECF Percentage’ means (a) 20% for each fiscal quarter occurring in the Fiscal Year ending December 31, 2015 and (b) 35% for each fiscal quarter thereafter.”

“‘Excess Cash Flow’ means with respect to any fiscal period, Consolidated Adjusted EBITDA minus (a) (i) any increases in Consolidated Working Capital during such period, (ii) interest on Indebtedness and taxes paid in cash during such period, (iii) capital expenditures incurred and paid for in cash during such period and (iv) scheduled principal payments on Indebtedness during such period and (v) the remainder (if greater than zero) resulting from subtracting the amount of cash and Cash Equivalents (other than Permitted Restricted Deposits and all amounts listed as reservation payments on the consolidated balance sheet of the Borrower) held by the Borrower as of the end of such fiscal period from $200,000,000 and plus (b) any decreases in Consolidated Working Capital.”

“‘Consolidated Working Capital’ means with respect to any date, (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its subsidiaries at such date minus (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its subsidiaries on such date, but excluding without duplication (i) the current portion of any Indebtedness, (ii) all Indebtedness under revolving credit lines to the extent otherwise included therein, and (iii) all amounts listed as reservation payments on the consolidated balance sheet of the Borrower.”

(i) Annex A to the Arrangement Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows (and, for the avoidance of doubt, the final payments under Note P and Note S to be made on the following dates, respectively, shall not be deemed prepayments subject to Section 3.6):

“‘Note P Stated Maturity Date’ means December 15, 2017.”

“‘Note S Stated Maturity Date” means December 15, 2017.”

(j) Annex 9.1 to the Arrangement Agreement is hereby amended by amending and restating Section (d) thereof in its entirety to read as follows:

“(d) Phase B.

For each fiscal quarter ending after December 15, 2012 (each such quarter, an “Applicable Quarter”), the following financial covenants will be measured as follows:

(i) Leverage Ratio. For each Applicable Quarter, the Borrower shall not permit the ratio of Consolidated Total Debt (as of the last day of such Applicable Quarter) to Consolidated Adjusted EBITDA (for the trailing twelve (12) months ending with such Applicable Quarter) to exceed the levels set forth in the schedule below for such Applicable Quarter:

Fiscal Quarter(s) Ending	Maximum Ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA
Prior to December 31, 2013	Not applicable
December 31, 2013	5.5 to 1.0
March 31, 2014	5.0 to 1.0
June 30, 2014	4.0 to 1.0
September 30, 2014 December 31, 2014	3.5 to 1.0
March 31, 2015 and thereafter	2.5 to 1.0

(ii) Interest Coverage Ratio. For each Applicable Quarter, the Borrower shall not permit the ratio of Consolidated Adjusted EBITDA (for the trailing twelve (12) months ending with each Applicable Quarter and tested as of the last day of such Applicable Quarter) to Consolidated Interest Expense (for the trailing twelve (12) months ending with such Applicable Quarter) to be less than the levels set forth in the schedule below for such Applicable Quarter:

Fiscal Quarter(s) Ending	Minimum Ratio of Consolidated Adjusted EBITDA to Consolidated Interest Expense
Prior to December 31, 2013	Not applicable
December 31, 2013	1.75 to 1.0
March 31, 2014 and thereafter	2.0 to 1.0

(iii) Fixed Charge Coverage Ratio. For each Applicable Quarter, the Borrower shall not permit the ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges (“Fixed Charge Coverage Ratio”) (for the trailing twelve (12) months ending with such Applicable Quarter) to be less than the levels set forth in the schedule below for such Applicable Quarter:

Fiscal Quarter(s) Ending	Minimum Fixed Charge Coverage Ratio
Prior to December 31, 2013	Not applicable
December 31, 2013 March 31, 2014	0.25 to 1.0
June 30, 2014 September 30, 2014 December 31, 2014 March 31, 2015 June 30, 2015 September 30, 2015	0.5 to 1.0
December 31, 2015	0.75 to 1.0

Fiscal Quarter(s) Ending	Minimum Fixed Charge Coverage Ratio
March 31, 2016 June 30, 2016 September 30, 2016 December 31, 2016	1.0 to 1.0
March 31, 2017 and thereafter	1.25 to 1.0

provided, that if the Borrower shall submit any updated Business Plan in accordance with Section 8.2(b) of the Agreement, which Business Plan shall include financial projections which account for changes in capital expenditures and financing programs, the Borrower may propose, as part of such updated Business Plan, revised Minimum Fixed Charge Coverage Ratios based on such changes (each, a “Proposed Ratio Change”). Unless DOE explicitly rejects any Proposed Ratio Change within forty-five (45) days of receiving any Business Plan delivered in accordance with Section 8.2(b) of the Agreement, DOE’s approval of any Business Plan as a whole shall be deemed to extend to the Proposed Ratio Changes contained therein.

(iv) Current Ratio. For each Applicable Quarter, the Borrower shall not permit the Current Ratio to be less than the levels set forth in the schedule below for the Fiscal Year during which such Applicable Quarter occurs:

Fiscal Year Ending	Minimum Ratio of Current Assets to Current Liabilities
12/31/2012	1.0 to 1.0
12/31/2013	1.05 to 1.0
12/31/2014	1.10 to 1.0
12/31/2015 and thereafter	1.15 to 1.0

(v) Total Liabilities to Shareholder Equity. From and after March 31, 2014, the Borrower shall not permit the ratio of Consolidated Total Liabilities to Shareholder Equity to exceed the levels set forth in the schedule below for such Applicable Quarter:

Fiscal Quarter(s) Ending	Maximum Ratio of Consolidated Total Liabilities to Shareholder Equity
Prior to March 31, 2014	Not applicable
March 31, 2014	5.5 to 1.0
June 30, 2014	5.0 to 1.0
September 30, 2014	4.5 to 1.0
December 31, 2014 March 31, 2015	4.0 to 1.0
June 30, 2015 September 30, 2015 December 31, 2015	3.0 to 1.0

Fiscal Quarter(s) Ending	Maximum Ratio of Consolidated Total Liabilities to Shareholder Equity
March 31, 2016 June 30, 2016	2.5 to 1.0
September 30, 2016 and thereafter	2.0 to 1.0

(vi) Capital Expenditures. The Borrower shall not, and shall not permit its Subsidiaries to, make or incur any Capital Expenditures for any period in excess of 120% of the aggregate amount set forth for Capital Expenditures for such period in the Business Plan.

(vii) Operating Lease Expense. DOE reserves the right to require an additional financial covenant relating to operating lease expense to be established on mutually agreeable terms in connection with the approval of any Business Plan which includes an amount of operating lease expense that DOE deems to be material.”

SECTION 2. Representations and Warranties. Each of the Obligors hereby represents and warrants to DOE that:

(a) As of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(b) Each of the representations and warranties made by any Obligor in or pursuant to the Transaction Documents (other than the representations and warranties contained in Article 8 of the Note Purchase Agreement) is true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date (except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties were true and correct in all material respects as of such earlier date).

(c) Each Obligor has all requisite power and authority to execute, deliver, perform and observe its obligations under this Amendment and has duly executed and delivered this Amendment. No board, stockholder or other corporate approvals of any Obligor are required for this Amendment.

SECTION 3. Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) when DOE (i) shall have received duly executed counterparts hereof that bear the signatures of Borrower and any other Obligor appearing on the signature page hereof (it being agreed that the receipt of duly executed counterparts delivered by facsimile or electronic transmission in Electronic Format shall be sufficient to satisfy the requirements of this clause (i)), and (ii) shall have executed this Amendment.

SECTION 4. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of DOE under the Arrangement Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Arrangement Agreement or any other provision of the Arrangement Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Arrangement Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Amendment Effective Date, each reference in the Arrangement Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Arrangement Agreement” in any other Loan Document shall be deemed a reference to the Arrangement Agreement as modified hereby. This Amendment shall be deemed an amendment to the Arrangement Agreement pursuant to Section 12.1 of the Arrangement Agreement and constitute a “Loan Document” for all purposes of the Arrangement Agreement and the other Loan Documents.

SECTION 5. Consent and Reaffirmation. (a) Each Guarantor hereby consents to this Amendment and the transactions contemplated hereby, (b) each of Borrower and the Guarantors agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee, the Security Agreement and each of the other Loan Documents continue to be in full force and effect, (c) each Guarantor confirms its guarantee of the Guaranteed Obligations (as defined in the Guarantee and which definition, for clarity, incorporates by reference all Note P Obligations and all Note S Obligations under the Arrangement Agreement as modified hereby), and each of Borrower and the Guarantors confirms its grant of a security interest in its assets as Collateral for the Secured Obligations, all as provided in the Loan Documents, and (d) each of Borrower and the Guarantors acknowledges that such guarantee and/or grant continues in full force and effect in respect of, and to secure, the Secured Obligations.

SECTION 6. Governing Law. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, FEDERAL LAW AND NOT THE LAW OF ANY STATE OR LOCALITY. TO THE EXTENT THAT A COURT LOOKS TO THE LAWS OF ANY STATE TO DETERMINE OR DEFINE THE FEDERAL LAW, IT IS THE INTENTION OF THE PARTIES HERETO THAT SUCH COURT SHALL LOOK ONLY TO THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS.

SECTION 7. Counterparts. This Amendment may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The parties may deliver such counterparts by facsimile or electronic transmission in Electronic Format. Each party hereto agrees to deliver a manually executed original promptly following such facsimile or electronic transmission.

SECTION 8. Headings. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above mentioned.

UNITED STATES DEPARTMENT OF ENERGY

By:	/s/ Frances Nwachuku
	Name:	Frances Nwachuku
	Title:	Director, Portfolio Management Division

[Signature Page to Fourth Amendment]

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

TESLA MOTORS NEW YORK LLC

By:	Tesla Motors, Inc., its sole member

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

TESLA MOTORS LEASING, INC.

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

TESLA MOTORS MA, INC.

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	President

TESLA MOTORS PA, INC.

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	President

TESLA MOTORS TX, INC.

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	President

[Signature Page to Fourth Amendment]

NORTHERN NEVADA RESEARCH CO., LLC

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

TESLA MOTORS NV, INC.

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	President

TESLA MOTORS FL, INC.

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	President

[Signature Page to Fourth Amendment]